UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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West Marine, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To the Stockholders of West Marine, Inc.:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of West Marine, Inc. to be held at our company headquarters, 500 Westridge Drive, Watsonville, California, on Thursday, May 10, 2007 at 10:30 a.m., local time.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, date, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting system as soon as possible, even if you plan to attend the Annual Meeting.

Sincerely,

/s/ Peter L. Harris
Peter L. Harris
Chief Executive Officer

Watsonville, California

April 12, 2007

500 Westridge Drive

Watsonville, California 95076-4100

(831) 728-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, May 10, 2007, 10:30 a.m.

To the Stockholders of West Marine, Inc.:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of West Marine, Inc. will be held at West Marine’s company headquarters, 500 Westridge Drive, Watsonville, California, on Thursday, May 10, 2007 at 10:30 a.m., local time, for the following purposes:

(1)	To elect eight directors;

(2)	To amend the West Marine, Inc. Associates Stock Buying Plan;

(3)	To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 29, 2007; and

(4)	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed March 16, 2007 as the record date for the Annual Meeting with respect to this proxy solicitation. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/ Pamela J. Fields
Pamela J. Fields, Esq.
Secretary

Watsonville, California

April 12, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER IN THE MANNER SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

500 Westridge Drive

Watsonville, California 95076-4100

(831) 728-2700

PROXY STATEMENT

2007 Annual Meeting of Stockholders

Solicitation and Revocability of Proxies

The Board of Directors of West Marine, Inc. is furnishing this Proxy Statement to solicit proxies to be used at West Marine’s Annual Meeting of Stockholders to be held on May 10, 2007, at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any adjournment of the meeting. This Proxy Statement and the enclosed form of proxy were first sent for delivery to West Marine’s stockholders on or about April 12, 2007.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with the choice specified, if any. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation that were not later timely revoked. All proxies received that are executed but not voted will be voted as recommended by the Board of Directors.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, in accordance with the following procedures, at any time prior to the voting of the proxy at the Annual Meeting or any adjournment thereof. A proxy may be revoked (i) by written notice delivered to the Secretary of West Marine stating that the proxy is revoked, (ii) by a later dated proxy signed by the same person who signed the earlier proxy and delivered to the Secretary of West Marine, (iii) by using the telephone or Internet voting procedures before 2:00 a.m., Eastern Time, on May 10, 2007, or (iv) by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Voting by Proxy

If a stockholder is a corporation, partnership, or limited liability company, the accompanying proxy card must be signed in the full corporate, partnership or limited liability company name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.

If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. If you choose to vote by mail, your vote must be received by 10:00 a.m., Pacific Time, on May 10, 2007.

If you choose to vote by telephone or the Internet, instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 2:00 a.m., Eastern Time, on May 10, 2007.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Voting Securities

Only stockholders of record on the books of West Marine as of the close of business on March 16, 2007, which has been fixed as the record date in accordance with our bylaws, will be entitled to vote at the Annual Meeting.

As of the close of business on March 16, 2007, there were outstanding 21,627,398 shares of common stock of West Marine, each share of which is entitled to one vote. The presence at the Annual Meeting in person or by proxy of holders of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting or any adjournment thereof, unless notice of the adjournment provides otherwise in accordance with our bylaws. Of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote, the affirmative vote of the majority is required for the election of directors, to amend the West Marine, Inc. Associates Stock Buying Plan, and to ratify the selection of our independent registered public accounting firm for fiscal year 2007.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspector(s) appointed for the meeting, and the election inspector(s) will determine whether or not a quorum is present. For purposes of determining the presence of a quorum, the election inspector(s) will treat abstentions and broker non-votes as shares that are present and entitled to vote. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

With respect to the election of directors, a stockholder may vote “For” or “Withhold Authority.” Votes indicating “Withhold Authority” will be counted as a vote against the nominee or slate of nominees. For all other proposals, a stockholder may indicate “For”, “Against” or “Abstain.” An abstention will have the effect of a vote against the applicable proposal. Broker non-votes are not considered shares entitled to vote on the applicable proposal under Delaware law and are not included in determining whether such proposal is approved. Accordingly, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, it will have no effect on the outcome of a vote on the applicable proposal.

ELECTION OF DIRECTORS

(Proposal No. 1)

Eight directors are to be elected at the Annual Meeting to hold office until the 2008 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The persons named below are nominees for election, and each of the nominees is currently a director. The persons named as proxies intend (unless authority is withheld) to vote for the election of all the nominees as directors.

The Board of Directors has no reason to believe that any nominee for director would be unable or unwilling to serve as a director. If at the time of the Annual Meeting, or any adjournment thereof, any of the nominees is unable or unwilling to serve as a director of West Marine, the persons named in the proxy intend to vote for such substitute nominees as may be nominated by the Governance and Compensation Committee and approved by the Board of Directors or as otherwise directed by the Board of Directors, unless directed by the proxy to do otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

Nominees for Director	Business Experience During Past Five Years and Other Information

Randolph K. Repass	Mr. Repass, 63, has served as Chairman of the Board of West Marine since its founding in 1968. He also has served as Chief Executive Officer, from 1968 to April 1995 and from July 1998 to November 1998, and as President, from 1968 to 1990 and from August 1993 to March 1994. Mr. Repass also is a member of the board of New England Ropes, Inc. He has served as a director and President of Sail America, the sailing industry association, and as a director of the National Marine Manufacturers Association. Mr. Repass’ boating background includes sailboat racing and cruising on sail and power boats.

Peter L. Harris	Mr. Harris, 63, has served as a director and as Chief Executive Officer of West Marine since January 3, 2005 and assumed the additional title of President on June 14, 2005. Mr. Harris began his retail career with GEMCO, the department store subsidiary of Lucky Stores, where he rose to become Chief Executive Officer in 1980. He then served as the Chief Executive Officer of FAO Schwarz from 1985 to 1992. Mr. Harris next became the Chief Executive Officer of software publisher Accolade, and from 1995 to 2000, he served as the Chief Executive Officer of The Picture People, a mall-based retailer. Mr. Harris also served as the Chief Executive Officer of the National Football League’s San Francisco 49ers, a position he held until July 2004. From July 2004 through December 2004, Mr. Harris performed management consulting services through Phoenix Retailing, a California corporation of which he is the sole shareholder. Mr. Harris serves on the non-profit boards of The George Lucas Education Foundation, The Palo Alto Medical Foundation and Civitas, and also serves on the Stanford Athletic Board. For much of his life, Mr. Harris has been a casual recreational boater.

Geoffrey A. Eisenberg	Mr. Eisenberg, 54, has served as a director of West Marine since 1977. He also served West Marine in numerous senior executive positions from 1976 until 1994. From January 1995 to December 2000, Mr. Eisenberg served as a senior consultant to West Marine. Since December 2000 Mr. Eisenberg has been a part-time, on-call employee of West Marine, available for special projects. Mr. Eisenberg has served as Chief Executive Officer of Salz Leathers Inc. since December 2000 and, from 1997 until 2000, served as Chief Executive Officer of Greenhorn Creek Associates, a real estate and golf development company. Currently, Mr. Eisenberg is a consultant and advisor to a number of companies. He specializes in chief executive officer training and professional management development. Mr. Eisenberg serves on the board of directors of the following privately-owned companies: LiveOps Inc.; Mitrix Inc.; Global Mail Express Inc.; Logispring Investments; and Salz Leathers Inc. Mr. Eisenberg has participated, both as skipper and crew, in many offshore sailing races and cruises.

David McComas	Mr. McComas, 64, has served as a director of West Marine since 1996, is a member of the Governance and Compensation Committee and also serves as the presiding independent director. Mr. McComas has served as President and Chief Executive Officer of Eye Care Centers of America, Inc. since July 2001, and in January 2004, also was elected its Chairman. Mr. McComas also has served as its President and Chief Operating Officer from July 1998 to July 2001. From June 1991 to July 1998, Mr. McComas served as Western Region President and Corporate Vice President and held several other senior management positions with Circuit City Stores, Inc. Mr. McComas has been a boater since acquiring his first boat when he was twelve years old. He is an avid fisherman and has participated in various saltwater bill fishing tournaments over the years on both the east and west coasts. His current boat is a power sport fisher.

Alice M. Richter	Ms. Richter, 53, has served as a director of West Marine since January 2, 2005 and was appointed as chair of the Audit Committee on January 1, 2006. Ms. Richter was a certified public accountant with KPMG LLP for 26 years, until her retirement in June 2001. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and also has served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter also serves on the board of directors of G&K Services, Inc., a publicly-held company, where she is chair of the audit committee, and Fingerhut Direct Marketing, Inc., a privately-held company, which she joined in 2007 and serves as an audit committee member. As an avid water skier, she is never far from a boat.

Peter Roy	Mr. Roy, 50, has served as a director of West Marine since 2001 and is a member of the Audit Committee. Mr. Roy is an entrepreneur and business advisor to companies in the healthy lifestyle industry. From 1993 to 1998, Mr. Roy served as President of Whole Foods Market, Inc., a natural food products retailer, and for 5 years prior to that served as its President of the West Coast Region. Mr. Roy also is a director of Traditional Medicinals, Inc. Mr. Roy is a strategic advisor to North Castle Partners, a private equity fund, and was formerly Chairman of the National Outdoor Leadership School, a non-profit wilderness education school. He is a life-long boater having grown up on the marshes of southern Louisiana. He currently lives on the Inter-coastal waterway in South Carolina with a boat always nearby.

Daniel J. Sweeney, Ph.D.	Dr. Sweeney, 64, has served as a director of West Marine since 2001 and is the chair of the Governance and Compensation Committee. Dr. Sweeney is an adjunct professor at the Daniels College of Business at the University of Denver. From June 1995 to June 2000, Dr. Sweeney served as Vice President, Global Consulting, for IBM Global Services, a technology services company. Prior to joining IBM, Dr. Sweeney was Chairman of the Management Horizons Division of Price Waterhouse LLP (now PricewaterhouseCoopers), which provided research and consulting services to the retailing industry. Dr. Sweeney also is an author and commentator on the retailing and consumer marketing industries and has served as an advisor to leading firms in the industry. Dr. Sweeney is President and co-founder of The Center for Corporate Excellence, and a member of the Advisory Board of the Retail Management Institute at Santa Clara University. Dr. Sweeney is an avid outdoorsman pursuing a number of activities including fly fishing, mountain and road biking, outdoor photography, summer and winter hiking and both Nordic and alpine skiing from his home in the Colorado mountains.

William U. Westerfield	Mr. Westerfield, 75, has served as a director of West Marine since 2000 and is a member of the Audit Committee. In 1992, Mr. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers) after having been with the firm for 36 years and serving as an audit partner for 27 years. Mr. Westerfield served as a director of TL Administration Corporation (formerly known as Twinlab Corporation) from 1999 until August 2005 and as chairman of the audit committee of TL Administration Corporation from July 1999 until September 2003. In addition to serving on West Marine’s board, Mr. Westerfield currently serves both as a director and audit committee member of Gymboree Corporation and as director and audit committee chairman of Lifetime Brands, Inc, each of which is a publicly-held company. He also serves as a consultant in auditing disputes. Mr. Westerfield lived and worked for many years in the Caribbean, including Puerto Rico and the Dominican Republic, during which time he participated in extensive sailboat racing and cruising. His sailing activities have taken him throughout the Caribbean, the eastern United States and Bermuda, and include a trans-Atlantic crossing. A long standing New York Yacht Club member, Mr. Westerfield received the NYYC Cruising Award in 1988. Mr. Westerfield is a former commodore of Club Nautico de Puerto Rico, and was a racing participant and official of the Jersey Ocean Racing Club and the Atlantic Highlands Yacht Club, and a member of the U.S. Power Squadron. He also serves on the board of the Friends of Bermuda Maritime Museum.

Board of Directors and Committees

During fiscal year 2006, the Board of Directors held five regular meetings. The Board of Directors has an Audit Committee and a Governance and Compensation Committee. Each director attended 100% of the meetings of the Board of Directors. Also, each director attended at least 75% of the meetings of the committees on which each director served during fiscal year 2006. The nominating functions are performed by the Governance and Compensation Committee.

The Board has affirmatively determined that Messrs. McComas, Roy, Sweeney and Westerfield and Ms. Richter are independent directors, as defined by the NASDAQ listing requirements.

Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings and meetings of committees on which such director is a member. All members of the Board attended last year’s Annual Meeting, and members of the Board of Directors are encouraged to attend the Annual Meeting each year.

Stockholder Communications

West Marine has developed the following policy statements: “Internal Process for Handling Communications to Directors (Non- Audit Committee)” and “Internal Process for Handling Communications to the Audit Committee.” These policy statements describe West Marine’s process for collecting, organizing and relaying communications from its associates, stockholders and other interested parties to members of the Board of Directors or members of the Board’s standing committees. Such communications can be sent by writing to the following address:

West Marine, Inc.

c/o Secretary

500 Westridge Drive

Watsonville, California 95076

Stockholders and other interested parties also may email members of the Board of Directors at bod@westmarine.com.

As described in the director communication policy statements, the Secretary of West Marine will summarize all correspondence received and periodically forward summaries to the Board. Members of the Board may at any time request copies of any such correspondence. Communications may be addressed to the attention of the Board, a standing committee of the Board, or any individual member of the Board or a committee. Communication that is primarily commercial in nature or relates to an improper or irrelevant topic may be filtered out and disregarded (without providing a copy to the directors or advising them of the communication), or may otherwise be handle in the Secretary’s discretion. Communications that requires investigation to verify its content may not be forwarded immediately. Additionally, the Secretary may handle routine business communications and will provide a copy of the original communication to the Chairman of the Board (or to the presiding independent director, or to the chair of the appropriate Board committee) and advise such director of any action taken.

West Marine associates, stockholders and other interested parties may report any concerns about company activities, including concerns regarding accounting, internal controls over financial reporting or auditing matters, violations of any rule or regulation of the Securities and Exchange Commission or any provision of federal law relating to fraud against stockholders, and violations of matters covered by the company’s Code of Ethics, to West Marine’s internal auditor or general counsel. Alternatively, such concerns may be reported anonymously through the “Network Hotline” by calling 1-800-241-5689. A summary report relative to any such matters will be delivered to the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of each director communication policy statement is available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Code of Ethics

West Marine has a Code of Ethics that covers all associates, officers and directors and includes provisions regarding proper business conduct and ethics ranging from restrictions on gifts, compliance with applicable law and avoidance of conflicts of interest, and a separate Code of Ethics for Senior Financial Officers (which covers our principal executive officer, principal financial officer and controller). Each code is reviewed at least annually by the Board of Directors to assess the adequacy of their respective provisions and compliance with regulations. A copy of each code is available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Governance Principles and Practices

West Marine has long believed that good governance is important to ensure that the company is managed for the long-term benefit of its stockholders. Over the years, West Marine has had in place good business practices designed to support this commitment and to maintain the highest level of governance. Management and the Board of Directors periodically review the company’s governance policies and practices, monitoring changes in the law and developments in this area by various authorities active in governance. The following sets forth West Marine’s governance principles and practices:

•	Board of Directors:

•	Consists of eight directors, of which five are independent directors, two are non-management directors and the remaining is our Chief Executive Officer;

•	Provided for one year, rather than staggered, terms in office for all directors;

•	Established procedures by which director performance is reviewed regularly, with oversight by the Governance and Compensation Committee;

•

Established that, in lieu of a mandatory age or term limit, directors submit a letter of resignation for review by the Governance and Compensation Committee and the Chairman of the Board in connection with director performance evaluations;

•	Established that new director nominees must meet guidelines developed by the Governance and Compensation Committee;

•	Established a procedure for stockholder nominations of directors;

•	Established written director communication policy statements for communication to directors by stockholders, associates and other interested parties;

•	Established a procedure for the determination of “independent” status of director nominees;

•	Established a procedure for the determination of Audit Committee members as “financial experts” under Securities and Exchange Commission rules and “financially sophisticated” under NASDAQ rules;

•	Established that non-management directors hold executive sessions regularly separate from management;

•

Established the position of “presiding independent director,” which director sets the agenda for and leads executive sessions of the independent directors, and presides over other matters as directed by the Board of Directors;

•

Adopted a policy that members of the Board of Directors may not serve as directors for more than four public companies. Our Chief Executive Officer does not serve on the board of any other public company, and none of our other directors serve on more than two other public company boards;

•	Established a policy that all directors attend scheduled board, committee, and annual meetings of stockholders, except where the failure to attend is due to unavoidable circumstances;

•

Adopted bylaws that (i) do not contain “poison pill” provisions, and (ii) do contain provisions for a simple majority stockholder vote for charter or bylaw amendments and for special meetings called by, and action to be taken by written consent of, stockholders;

•	Provided that the positions of Chairman and of Chief Executive Officer be held by two different persons;

•	Adopted a policy that directors submit a letter of resignation upon a job change;

•	Ensured that no provisions exist for retirement plans for directors, and the company offers no pension plans for director participation; and

•

Established a new director orientation program for each new individual joining our Board which outlines the role and responsibilities of the Board and the company’s operations. As part of this orientation, new directors have opportunities to meet with the company’s senior management.

•	Committees of the Board of Directors:

•

Adopted for each committee of the Board of Directors a governing charter, each of which is subject to review on an annual basis and posted on our website. The Audit Committee charter, revised by the Audit Committee and ratified by the Board of Directors in March 2007, is available on our website at http://www.westmarine.com/ under “Investor Relations;”

•	Established the direct reporting from our internal auditors and from Deloitte & Touche, LLP, our independent registered public accounting firm, to the Audit Committee;

•	Provided for stockholder ratification of the Audit Committee’s appointment of our independent auditors;

•	Established that the Board of Directors and its committees meet at least quarterly;

•	Increased the number of “financial experts” on the Audit Committee to a majority of committee members;

•	Established that all committees of the Board of Directors are to be comprised solely of “independent” directors;

•	Established that no interlocks exist between Governance and Compensation Committee members or between such members and any of West Marine’s executive officers; and

•

Established that the Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meet with management and our independent auditors prior to the filing of officers’ certifications with the Securities and Exchange Commission to receive information concerning, among other things, any significant deficiencies in the design or operation of internal controls over financial reporting.

•	Ethics and Governance:

•	Adopted a Code of Ethics for all officers, directors and associates and a separate Code of Ethics for Senior Financial Officers, each of which is posted on our website;

•	Adopted Governance Principles which outline our governance practices, including the role and responsibilities of the Board of Directors, which are posted on our website;

•	Provided that we have no related party transactions with our Chief Executive Officer;

•	Adopted a policy prohibiting loans to executive officers and directors;

•	Adopted a policy for the pre-approval by the Audit Committee of audit and non-audit services to be performed by our independent auditors;

•

Established and posted on our website a “Whistleblower Policy and Procedures” relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance, violation of company policies, violation of laws and other matters pertaining to fraud against stockholders. This policy provides for anonymous reporting procedures available for use by our associates and others through a hotline operated by a third party and procedures through which any such reporting is forwarded to the Audit Committee.

•	Compensation and Stock Ownership:

•	Perform compensation benchmarking periodically for directors and officers, including the retention of outside consultants as necessary;

•	Adopted procedures by which the Governance and Compensation Committee annually reviews the performance of the Chief Executive Officer, succession planning and the executive compensation process;

•	Established a Board-approved succession plan for the Chief Executive Officer and other executive management which is evaluated by the directors periodically;

•	Established stock ownership guidelines for our senior executives;

•

Adopted a process by which the Governance and Compensation Committee oversees executive compensation including the establishment of pre-determined goals for bonus and equity grants to company executives;

•	Established stock ownership guidelines for our independent directors;

•	Established that directors receive a portion of their compensation as common stock, including stock options and restricted stock grants;

•

Adopted amendments to the company’s Omnibus Equity Incentive Plan (the “Equity Incentive Plan”) (1) requiring the approval of the stockholders prior to the re-pricing of any stock option or other award grants; (2) clarifying that the automatic annual grant of awards to non-employee directors and Mr. Eisenberg is subject to the overall share limitation under the Equity Incentive Plan; (3) limiting the term of exercisable award grants to five years; (4) requiring that equity awards are granted at 100% of the fair market value on the grant date (i.e., without discount, other than shares purchased through the Associates Stock Buying Plan); and (5) establishing a “fungible share pool design” whereby “full value” award types (e.g., restricted stock) count as more than one share against the total number of shares that may be issued under the Equity Incentive Plan, while stock options and SARs would count as one share; and

•

Established and posted on our website an “Equity Award Grant Policy” which memorializes the company’s policies and procedures for equity award grants to our associates and independent directors and which also prohibits stock option backdating and creates a fixed grant schedule, including the award of “off-cycle” (e.g., due to promotions) equity grants only after the release of material non-public information by the company.

•	Other:

•	Amended our insider trading policy to establish procedures for compliance with the electronic reporting requirements of the Securities Exchange Commission;

•

Established a “disclosure committee” comprised of management-level associates to assist our senior management in the design, development, implementation and maintenance of the company’s internal controls over financial reporting and disclosure controls and procedures designed to ensure that information required to be disclosed in the reports that West Marine files with or submits to the Securities and Exchange Commission is recorded, processed, summarized and reported timely;

•	Engaged an independent consulting group to perform an enterprise risk assessment designed to assist in the identification, assessment and monitoring of high risk areas to the company;

•

Adopted a delegation of authority policy and contract review and signing authority policy designed to provide proper levels of review and control of expenditures, to safeguard company assets, to minimize risks, and to ensure the appropriate segregation of duties;

•	Adopted a Regulation FD policy designed to ensure the fair and timely public disclosure of information about West Marine, which is posted on our website;

•

Established a corporate governance section of our website to provide investors with current information, which includes a link to real time filings with the Securities Exchange Commission and the ability for investors and other interested parties to receive automatic email notification of all such filings;

•	Adopted a policy that the Board and its committees have the clear ability to hire their own advisors as they deem necessary; and

•

Established a policy encouraging that directors attend continuing education programs, including programs accredited by Institutional Shareholder Services, in which a number of our directors have participated.

Our Governance Principles, which cover areas such as director responsibilities and qualifications, management leadership and succession and Board access to management, is available on West Marine’s website, at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Audit Committee

The members of the 2006 Audit Committee were Alice Richter, William Westerfield and Peter Roy. Each member of the Audit Committee is independent, as defined under the NASDAQ listing requirements and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board of Directors has determined that both Ms. Richter and Mr. Westerfield qualify as audit committee financial experts, as defined by Securities and Exchange Commission rules. The Audit Committee held eleven meetings during fiscal year 2006. Among the functions performed by the Audit Committee are:

•	to provide general oversight of the company’s accounting and financial reporting process;

•	to review the qualifications and independence of, and to engage or discharge, the company’s independent auditors;

•	to review with the independent auditors the plan for and results of the auditing engagement;

•	to review West Marine’s internal auditing procedures and the system of internal accounting controls; and

•	to make inquiries into matters within the scope of the Audit Committee’s functions.

The Audit Committee operates pursuant to a written charter. This charter was reviewed and updated by the Audit Committee, and ratified by the Board of Directors, in March 2007, and a copy is available on our website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076. The Audit Committee also approved a “Whistleblower Policy and Procedures” relating to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance, violation of company policies, violation of laws and other matters pertaining to fraud against stockholders. This policy provides for anonymous reporting procedures available for use by our associates and others through a hotline operated by a third party, and procedures through which any such reporting is forwarded to the Audit Committee, and prohibits any retaliation for any complaints reported in good faith. A copy of the Audit Committee charter, our Whistleblower Policy and Procedures and our director communication policy statements are available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations,” or a printed copy of each of these policies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

The Audit Committee pre-approves services and fees related to audit and permitted non-audit services, with monetary limits on each service, before the services are rendered. Ms. Richter and Mr. Westerfield each has been delegated the authority, as necessary and appropriate between regularly scheduled Audit Committee meetings, to pre-approve additional services or increases in previously approved monetary limits for such services, provided that such services would not impair the independence of the auditor, that fees relative to such services do not exceed $50,000 per project and that Ms. Richter or Mr. Westerfield, as the case may be, report any such interim approvals to the Audit Committee at the next regularly scheduled meeting.

Principal Accounting Firm Fees

Aggregate fees billed to West Marine for the fiscal years ended December 31, 2005 and December 30, 2006, by West Marine’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

	Fiscal Year 2006	Fiscal Year 2005
	(in thousands)
Audit Fees	$986	$791
Audit-Related Fees(1)	68	70
Tax Fees (2)	185	301
All Other Fees	-0-	- 0 -

(1)	Includes fees primarily related to the audits of West Marine’s employee benefit plans and statutory audits in fiscal years 2005 and 2006.

(2)	Includes fees for tax advice and tax return assistance in fiscal years 2005 and 2006.

The Audit Committee considered whether the provision of the services covered under the captions “Audit- Related Fees” and “Tax Fees” above is compatible with maintaining Deloitte & Touche LLP’s independence, and none of such services were rendered pursuant to the pre-approval exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for selecting independent auditors for West Marine and for the oversight of auditing, accounting, financial reporting and internal control functions at West Marine. In addition, the Audit Committee is responsible for monitoring the quality of West Marine’s accounting principles and financial reporting, the independence of the independent auditors and the non-audit services provided to West Marine by its independent auditors. In discharging its duties, the Audit Committee is expected to:

•	Review and approve the scope of the annual audit and the independent auditors’ fees;

•	Meet independently with West Marine’s internal auditors, independent auditors and senior management;

•	Review the general scope of West Marine’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit; and

•	Review disclosures from West Marine’s independent auditors regarding Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Pursuant to the auditor independence policy adopted by the Audit Committee, West Marine may engage its independent auditors to provide audit and permissible non-audit services that have been approved by the Audit Committee. West Marine shall not engage the independent auditors to perform any services for West Marine or any of its subsidiaries without the prior approval of the Audit Committee. In addition, the independent auditors shall not be engaged to provide any service if the provision of such service to West Marine or any of its subsidiaries would cause the Securities and Exchange Commission or the NASDAQ National Market to no longer consider the independent auditors to be “independent” or if such engagement would otherwise cause West Marine or any of its subsidiaries to violate any other applicable laws, regulations or policies.

The Board of Directors adopted a written charter for the Audit Committee, which reflected the spirit and substance of the National Association of Securities Dealers, Inc. and Securities and Exchange Commission then-existing corporate reform initiatives, which were influenced by the Sarbanes-Oxley Act of 2002. The Audit Committee reviews its charter annually and will recommend modifications as necessary or appropriate.

In the course of a company-initiated review of its accounting for capitalized indirect inventory costs, which began during the fourth quarter of 2005 and concluded during the financial closing process in connection with the preparation of the Form 10-K for the year ended December 30, 2006, West Marine, after consultation with Deloitte & Touche LLP, determined that a portion of store occupancy costs and certain other indirect costs included in inventory had been capitalized in error. The Board of Directors authorized the restatement of West Marine’s financial statements for the fiscal years ended December 28, 2002 through December 31, 2005 and its quarterly financial statements for fiscal year 2005 and the first three quarters of fiscal year 2006.

As disclosed in West Marine’s Form 10-K for fiscal year ended December 30, 2006, since West Marine’s internal control over financial reporting was effective in assuring that changes in accounting policy with respect to capitalized indirect inventory costs were appropriately applied and disclosed in West Marine’s financial statements for the year ended December 30, 2006 and such controls were designed and in place at December 30, 2006, management concluded that West Marine’s internal controls were effective at December 30, 2006.

During the first quarter of fiscal year 2007, West Marine has refined and expanded the documentation of its accounting policies and procedures related to capitalized indirect inventory costs so that such methods continue to be applied properly and consistently in future periods.

In connection with the financial statements for the year ended December 30, 2006, the Audit Committee: (i) reviewed and discussed with management the audited consolidated financial statements; (ii) discussed with Deloitte & Touche LLP, independent registered public accounting firm during fiscal year 2006, the matters required by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees; and (iii) received from the independent auditors the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed such matters with the independent auditors, as well as the independent auditor’s independence, including a consideration of the compatibility of non-audit services with such independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements, as well as the restated financial results for the prior years noted above, be included in West Marine’s Annual Report on Form 10-K for the year ended December 30, 2006, as filed with the Securities and Exchange Commission on March 27, 2007.

The Audit Committee has selected and approved the engagement of Deloitte & Touche LLP, independent registered public accounting firm, as West Marine’s independent auditors for fiscal year 2007.

April 5, 2007

2007 Audit Committee

Alice M. Richter, Chair William U. Westerfield Peter Roy

The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that West Marine specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Governance and Compensation Committee

The original members of the 2006 Governance and Compensation Committee were Daniel J. Sweeney, Diane Greene and David McComas. Dr. Sweeney serves as the Committee’s chairman. Ms. Greene resigned from the Board of Directors effective August 4, 2006, and the Board did not replace Ms. Greene with another director. Each member of the Governance and Compensation Committee is (and, in the case of Ms. Greene, was) independent, as defined under the NASDAQ listing requirements. The Governance and Compensation Committee held four meetings during fiscal year 2006. Among the functions performed by the Governance and Compensation Committee are (i) reviewing the reasonableness of, and making recommendations to, the Board regarding the compensation of our executive officers, other senior management and Board of Directors, (ii) administering our Equity Incentive Plan, (iii) identifying and recommending to the Board director nominees, and (iv) advising the Board on governance issues. The Governance and Compensation Committee operates pursuant to a written charter, which is subject to annual review for compliance with new regulations. A copy of this charter, which was updated by the Governance and Compensation Committee and ratified by the Board of Directors in March 2007, is available on West Marine’s website at http://www.westmarine.com under “Investor Relations,” or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

The Governance and Compensation Committee reviews and evaluates all stockholder proposals, including those relating to the nomination of directors, and recommends to the full Board appropriate action on each such proposal. To date, no stockholder or group of stockholders owning more than 5% of West Marine’s common stock for at least one year have put forth any director nominees or other stockholder proposals. All potential nominees, regardless of source, are reviewed under the same process.

West Marine’s directors are elected each year by the company’s stockholders at the Annual Meeting. The Governance and Compensation Committee is responsible for the nomination of director candidates. The Governance and Compensation Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Governance and Compensation Committee has developed certain guidelines to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These guidelines include, but are not limited to, judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size and industry sector, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Governance and Compensation Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Governance and Compensation Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Governance and Compensation Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Governance and Compensation Committee and may be considered at any time during the year. In evaluating such candidates, the Governance and Compensation Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Governance and Compensation Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Governance and Compensation Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance and Compensation Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Compensation Committee.

Under West Marine’s Governance Principles and the respective Charters of the Audit Committee and the Governance and Compensation Committee, a majority of the directors on the Board are required to meet the applicable criteria for director independence, and all members of the Audit Committee and Governance and Compensation Committee must meet the applicable independence criteria for membership on an audit committee, compensation committee or nominations committee (as appropriate), as established by the National Association of Securities Dealers, Inc. and the NASDAQ Global Market, as well as all other independence criteria required under applicable law.

Although there was a vacancy on the Board due to the resignation of Diane Greene on August 4, 2006, the Governance and Compensation Committee determined that it was not desirable at this time to fill this vacancy as the Board is appropriately balanced with diverse, experienced and seasoned advisors, comprised of one management, two non-management and five independent directors. Accordingly, upon the recommendation of the Governance and Compensation Committee, the Board resolved on November 14, 2006 to reduce the size of the Board from nine to eight directors.

Compensation Discussion and Analysis

The Governance and Compensation Committee is responsible for oversight of the compensation plans for executives and directors, reviewing compensation levels and approving compensation policies. West Marine’s compensation policies are intended to attract, motivate and reward highly qualified executives for the execution of long-term strategic management and the enhancement of stockholder value. Additionally, the policies support a performance-oriented environment directed towards specific company goals and serve to retain executives whose abilities are critical to West Marine’s long-term success and competitiveness.

The Governance and Compensation Committee reviews the reasonableness of, and makes recommendations to, the Board regarding the compensation of our named executive officers, other senior management and Board members. The compensation packages for all named executive officers must be approved by the Governance and Compensation Committee. West Marine’s executive officers make recommendations to the Board regarding the compensation of all executive officers, other than the Chief Executive Officer, and the benchmarks appropriate for measuring officers’ performance. The compensation of the Chief Executive Officer and the other named executive officers is reviewed and determined solely by the Governance and Compensation Committee, in consultation with the Board. The Governance and Compensation Committee is authorized to retain any consultants it believes are necessary or appropriate in making compensation decisions.

In developing the executive officers’ compensation for 2006, the Governance and Compensation Committee considered:

•	the executive’s cash compensation for 2004 and 2005;

•

a study on annual salary and bonus levels of executives as reported in proxy statements (generally for 2004 and 2005) at the following peer companies: A.C. Moore Arts &Crafts, Inc.; Big 5 Sporting Goods Corp.; Brookstone, Inc.; Buckle, Inc.; Chico’s FAS, Inc.; Cost Plus, Inc.; Finish Line, Inc.; Gymboree Corporation; Haverty Furniture Companies, Inc.; Hibbett Sports, Inc.; Pacific Sunwear of California, Inc.; Restoration Hardware, Inc.; Sport Chalet, Inc.; Tweeter Home Entertainment Group, Inc.; and Whitehall Jewellers, Inc.

•

the benchmarking of base salary, annual cash compensation and total cash compensation from the Mercer Human Resources Consulting, Inc./National Retail Federation’s 2005 Retailer Compensation and Benefits Survey (this survey covered 139 retail companies, of which five are in the Hemscott Industry Group 745 – Specialty Retail index that West Marine uses as a peer group for its performance graph that appears in West Marine’s annual report on Form 10-K for the fiscal year ended December 30, 2006); and

•	management’s statement of proposed executive pay ranges, which included base salary and incentive compensation levels for executive officers.

In making specific decisions regarding individual executive’s compensation levels, the Governance and Compensation Committee is guided by the compensation paid by members of the peer group companies with which it competes for talent in the marketplace, and individual performance. The Committee was advised by a consultant, selected by the Governance and Compensation Committee, regarding the types and amounts of equity awards.

The compensation of executive officers consists of the following components:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity incentive awards; and

•	Perquisites.

Executive officers are permitted to participate in (a) West Marine’s 401(k) savings plan, in which West Marine provides matching contributions which may equal up to 2 1/3 % of the executive’s compensation (capped in 2006 at $5,133), and (b) West Marine’s Deferred Compensation Plan which permits the participants to defer the receipt of income to a future date (e.g., retirement). While West Marine has the discretion to make matching and other contributions to the Deferred Compensation Plan on behalf of participants, it has not made any such contributions. West Marine does not provide any other type of retirement benefits to its executive officers (i.e., there are no supplemental executive retirement plans) because they are not typical in the retail industry and have not been considered necessary to attract, retain or motivate key executives.

Base Salary. Base salary is designed to provide meaningful levels of compensation to executives, while helping to manage fixed costs. The salaries generally are determined annually, and are based on: job scope and responsibilities; company, business unit and individual performance; and competitive rates for similar positions as indicated by the peer group study. Primary weight is given to the salaries of peer companies, with base salaries generally benchmarked with the peer companies.

Principal Executive Officer: As part of Mr. Harris’s employment agreement dated December 6, 2004, the Governance and Compensation Committee agreed to pay Mr. Harris a base salary of $800,000. West Marine did not increase his base salary in 2005 or 2006. In its negotiations with Mr. Harris, the Governance and Compensation Committee was advised by a compensation consultant regarding the base salary of similarly situated chief executive officers.

Principal Financial Officer: Mr. Moran joined West Marine and became the principal financial officer of the company on January 8, 2007. Under his employment agreement dated December 11, 2006, the Governance and Compensation Committee agreed to pay Mr. Moran a base salary which commenced at the annual rate of $290,000 and increased to $300,000 effective March 8, 2007. The former principal financial officer, Mr. Nelson, was paid a base salary at an annual rate of $300,000 during 2006, and pursuant to his separation agreement, he continued to receive such base salary from the date he left West Marine on April 7, 2006 through April 7, 2007.

Other Executive Officers: Mr. Edwards and Mr. Van Handel received base salary increases in March 2006 to annual rates of $339,900 and $190,000, respectively. The increases reflected a merit increase and, in the case of Mr. Van Handel, recognition of his promotion to Vice President and Chief Accounting Officer.

Annual Cash Incentive Compensation. West Marine believes that a significant portion of the annual cash compensation of its executive officers should be contingent upon a comparison of West Marine’s performance against pre-established financial objectives and, to a lesser extent, on specific objectives for the individual officer. The financial objectives focus exclusively on pre-tax earnings (exclusive of certain one-time charges) and comparable store sales. West Marine’s incentive compensation program is designed to reward sales growth and profit performance. Each executive officer is given a target bonus equal to a fixed percentage of base salary with the target percentage increasing with increasing job responsibility. The targets generally are reviewed annually, and like base salaries, are based on: job scope and responsibilities; company, business unit and individual performance; and competitive rates for similar positions as indicated by the peer group study. Primary weight is given to the bonuses of peer companies, with the combination of base salaries and target bonuses benchmarked to peer companies using the Mercer Human Resources Consulting, Inc./National Retail Federation’s 2005 Retailer Compensation and Benefits Survey.

In 2006, senior management, including the Chief Executive Officer and other named executive officers, were required to meet pre-established financial performance thresholds to become bonus eligible. If the thresholds were met, then the bonus payout would be equal to 100% of the target bonus. The financial thresholds were not met, and so no bonuses were paid to the Chief Executive Officer, the other named executive officers or other senior management based on pre-tax earnings or comparable store sales growth for 2006.

The Committee retains discretion to pay bonuses to the named executive officers (and has delegated authority to the Chief Executive Officer to pay discretionary bonuses to other senior management) based on individual performance and contribution to West Marine’s performance. The Chief Executive Officer did not receive a discretionary bonus for 2006. Recognizing that West Marine’s 2006 financial results were adversely affected by the costs associated with the implementation of a number of initiatives in 2006 and other one-time charges associated with changes in the company’s business model, the Chief Executive Officer, with Board approval, paid modest discretionary bonuses to executive and other management-level associates in recognition and appreciation of their contributions throughout the year and to appropriately motivate and retain these individuals.

Principal Executive Officer: Mr. Harris has a target bonus of 100% of his base salary, thereby conditioning one-half of his target annual cash compensation on West Marine’s performance. On the basis of West Marine’s performance versus established goals, as described above, the Governance and Compensation Committee did not award Mr. Harris a bonus for 2006.

Principal Financial Officer: Mr. Moran has a target bonus of 40% of his base salary. Since Mr. Moran began employment with West Marine in 2007, he was not eligible for a bonus for 2006. The former Chief Financial Officer, Eric Nelson, did not receive a bonus for 2006.

Other Executive Officers: Mr. Edwards and Mr. Van Handel have target bonuses equal to 40% and 30%, respectively, of their base salaries. In light of their individual contributions to West Marine during the year, the Governance and Compensation Committee elected to pay discretionary bonuses to Mr. Edwards and Mr. Van Handel of $20,000 and $5,700, respectively, for 2006.

For 2007, named executive officers and other senior management will be eligible to earn their target bonus if the company meets certain pre-tax earnings (exclusive of certain one-time charges) and comparable store sales goals. The target bonus is weighted more heavily toward the achievement of the pre-tax earnings goal than the comparable store sales goals, and the amount of the bonus may range between zero and 160% of the target bonus, depending upon performance. If pre-tax earnings performance falls below 80%, the executive will not receive any bonus for pre-tax earnings performance; if pre-tax earnings equals 80% of the goal, the executive will receive 50% of the pre-tax earnings bonus, and if pre-tax earnings equals or exceeds 130% of the goal, the executive will receive 160% of the pre-tax earnings bonus. The performance goal which would warrant payment of a bonus at 50% of the target is the minimum acceptable level of performance, and the performance goal which would warrant payment of a bonus at 160% of target is attainable only in an outstanding year. In this manner, the executive officers will be held accountable for the performance of the business.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement unless certain requirements are met. Since stock option awards generally are designed to meet the requirements for deductibility under Section 162(m), Mr. Harris is the only executive officer whose annual taxable compensation reasonably might not be fully deductible, and the non-deductible amount would be only a portion of his annual bonus payment. Given the relatively small amount of any potential loss of tax deduction, West Marine has not sought stockholder approval of the specific performance goals or otherwise taken all of the steps necessary to preserve West Marine’s tax deduction for Mr. Harris’s annual bonus.

Long-Term Equity Incentive Compensation. West Marine gives senior management long-term incentives through awards of restricted stock and/or stock options. A stock option permits the executive to buy West Marine common stock at a specific price during a specific period of time. Restricted stock permits the executive to realize the value of the share of stock as the restrictions lapse. If the price of West Marine common stock rises, the restricted stock and options both increase in value. After consulting with a compensation consultant, the Committee granted executives only stock option awards, and no restricted stock awards were granted for 2006.

By using equity awards to compensate management, West Marine intends to motivate the executives to perform in a manner that will result in better performance of the common stock, thereby linking the interests of management and the company’s stockholders. Executive officers and other management-level associates generally receive equity awards once per year (typically the first business day in June), and the amount of the award is determined by a schedule of awards for each grade position. However, for 2006, the amount of each award was increased or decreased, within a range from zero to 200%, based upon the executive’s individual performance goals for the year. From time to time the Governance and Compensation Committee retains a consultant to advise it regarding the appropriate type and size of equity awards.

All stock options for named executive officers are approved by the Governance and Compensation Committee. The Committee approves the range of stock option awards available to other associates, based on their job position, but the Committee delegates to a committee of the executive officers the authority to determine the number of stock options granted to other West Marine associates within the pre-approved range, based on the associate’s performance review score. The Governance and Compensation Committee sets the exercise price of each stock option it awards at the average of the high and low price on the date set by the Committee. Under the Committee’s formal policy for granting equity awards: regular, annual awards will be granted effective as of the first business day of June; awards to newly-hired associates will be granted effective as of the 10th business day of the calendar month following the associate’s date of hire; and off-cycle grants, for example, due to promotion, will be granted effective as of the third business day following the release of quarterly earnings for the fiscal quarter in which the event that led to the award was effective. The policy for granting equity awards has been designed, in part, to avoid questions of whether the timing of the grants is affected by material non-public information.

The number of options granted for each executive officer is based on individual performance and level of responsibility. For fiscal year 2006, the named executive officers received the following grants:

Principal Executive Officer: The Governance and Compensation Committee did not award any stock options or restricted stock to Mr. Harris in 2006.

Principal Financial Officer: Consistent with initial hire equity awards previously granted to associates at Mr. Moran’s level of responsibility, Mr. Moran received an award of 50,000 stock options on March 8, 2007, the first regularly scheduled meeting of the Board following Mr. Moran’s hire date of January 8, 2007. The former Chief Financial Officer, Mr. Nelson, did not receive any award of stock options or restricted stock in 2006.

Other Executive Officers: Mr. Edwards and Mr. Van Handel each received awards of stock options in 2006, for 22,800 and 9,600 shares, respectively.

All options issued since May 2006 have a term of five years. Stock options granted between May 2005 and May 2006 had seven-year terms and those granted prior to May 2005 had ten-year terms. On December 22, 2005, the Governance and Compensation Committee, with Board approval, accelerated the vesting of all issued and outstanding stock options to avoid in future years having to recognize compensation expense for “underwater” stock options. To encourage continued employment with West Marine, stock options and restricted stock awarded after that date vest (or the restrictions for restricted stock lapse) typically at a rate of 25% per year over a four-year period.

To better link the interests of management and stockholders, West Marine has established guidelines for senior officers’ ownership of West Marine stock to be acquired over a three-year period as follows: For Mr. Harris, stock equal to approximately 200% of his annual after-tax salary; for Executive Vice Presidents (of which currently there are none), stock with a value of two times their base salary; and for Mr. Moran, as the Chief Financial Officer, and other Senior Vice Presidents, stock with a value of one times their base salary. West Marine also has established guidelines for non-employee director ownership of West Marine stock with a value of three times their annual cash retainer (currently $16,000). For senior management and non-employee directors, stock options are not counted in meeting their respective goals until exercised.

Perquisites and Personal Benefits. In order to help protect an executive officer’s family in the event of death, West Marine provides certain executive officers with additional term life insurance (over the amount generally provided to other management associates) ranging from $500,000 for vice presidents to $1,500,000 for the principal executive officer. In addition, to help the executive officers focus on West Marine’s financial performance and not be distracted by their own personal financial situations, executive officers are entitled to be reimbursed for up to $3,500 per year of financial planning services. Further, in order to encourage the officers to protect their health, West Marine will reimburse up to $2,500 per year for proactive health screening and wellness activities. West Marine pays the executive officers a “gross-up” payment for the taxes on the income recognized as a result of the additional life insurance, wellness and financial planning benefits.

Principal Executive Officer: The aggregate value of the perquisites received by Mr. Harris in 2006 was $23,827.

Principal Financial Officer: Mr. Moran did not receive any perquisites from the Company in 2006. The former Chief Financial Officer, Mr. Nelson, received perquisites in 2006 with a total value of $9,600.

Other Executive Officers: Mr. Edwards and Mr. Van Handel received perquisites with total value of $14,882 and $6,106, respectively, for 2006.

Executive officers also participate in other employee benefit plans available on a nondiscriminatory basis to other associates, including merchandise discounts, and group health, life and disability coverage.

Governance and Compensation Committee Report on Executive Compensation

The Governance and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with West Marine’s management, and based on the review and discussions, the Governance and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into West Marine’s annual report on Form 10-K for the fiscal year ended December 30, 2006.

April 5, 2007	Governance and Compensation Committee

Daniel J. Sweeney, Chairman
David McComas

The Governance and Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Executive Officers

Certain information regarding named executive officers of West Marine who are not directors is set forth below.

Tom Moran, 46, was hired as the Chief Financial Officer, a Senior Vice President and Assistant Secretary, effective January 8, 2007. Previously, he served as the Chief Financial Officer of the Wearguard-Crest Division of ARAMARK Corporation, ARAMARK’s work apparel and uniform division. Prior to joining ARAMARK, Mr. Moran was a Director of Finance of LimitedBrands, Inc. from 2000 to 2004 and was the Director of Planning for CarMax Auto Superstores from 1995 to 2000. Mr. Moran currently owns a 22-foot Bayliner mini-cruiser that he keeps in nearby Santa Cruz Harbor. He and his wife enjoy California’s year-round boating season and exploring the sights of the Monterey Bay area.

Peter Van Handel, 51, is the Chief Accounting Officer and a Vice President, and prior to this appointment in April 2006, he was Vice President of Finance and Controller since March 2006. Previously, he served as Assistant Vice President of Finance and Controller from May 2003 to March 2006, and as Assistant Controller when he joined West Marine in July 2000. Mr. Van Handel started sailing soon after joining West Marine and crewed in the 2004 West Marine Pacific Cup race from San Francisco to Oahu. He enjoys spending weekends participating in one-design sailboat races and regattas on the San Francisco Bay.

Bruce Edwards, 44, is the Senior Vice President of Stores responsible for the sales and operation of the 377 stores in the West Marine chain at the end of fiscal year 2006. Before his promotion to Senior Vice President, Mr. Edwards held positions as District Manager, Director of Store Operations, Regional Manager and Vice President of Retail Operations for West Marine. Mr. Edwards has been actively involved in the marine industry for more than 20 years, and has been a life long boater, racing sailboats competitively for over 30 years.

Executive Compensation

The following tables set forth certain information for fiscal year 2006 concerning the cash and non-cash compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to or paid to, the principal executive officer, principal financial officer and the other most highly compensated named executive officers. In accordance with guidance issued by the Securities and Exchange Commission (the “SEC”) with the SEC’s revised executive compensation disclosure rules, issuers are required to provide executive compensation information only for the 2006 fiscal year in their 2007 annual meeting proxy statements. For information about West Marine’s executive compensation for fiscal years 2005 and 2004, please refer to West Marine’s proxy statement for its 2006 Annual Meeting of Stockholders, which is publicly available on West Marine’s website at http://www.westmarine.com/ under “Investor Relations” or through the SEC’s website, www.sec.gov.

Summary Compensation Table

The following table sets forth certain information for fiscal year 2006 concerning the cash and non-cash compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to or paid to, the principal executive officer, principal financial officer and the other most highly compensated executive officer, as well as a person who ceased to be an executive officer during fiscal year 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Restricted Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Peter L. Harris Chief Executive Officer	2006	800,000	0	0	0	23,827	823,827
Peter Van Handel Chief Accounting Officer	2006	184,616	5,700	1,658	0	9,760	201,734
Bruce Edwards Senior Vice President of Stores	2006	337,997	20,000	33,160	0	21,228	412,385
Eric S. Nelson(6) Former Chief Financial Officer	2006	103,847	0	0	0	241,814	345,661

(1)	Includes any employee contributions to the 401(k) and non-qualified deferred compensation plans.

(2)	Bonus earned in 2006, although paid in 2007.

(3)

Reflects restricted stock awards granted prior to 2006 for which restrictions lapsed in 2006. For a description of the methodology and assumptions used to determine the amounts recognized in West Marine’s fiscal year 2006 financial statements pursuant to Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123R”) and reported in the table, see Note 3 to West Marine’s consolidated financial statements filed with its Form 10-K for the year ended December 30, 2006 (the “2006 Financial Statements”).

(4)

All outstanding stock options vested in December 2005 and stock options issued in 2006 do not begin to vest until 2007, so no compensation expense was recognized in the 2006 Financial Statements for stock options.

(5)	The amounts reported as All Other Compensation for each of the named executive officers consist of the following:

	401(k) Plan Matching	Life Insurance Premiums	Wellness Benefits	Financial Planning	Life Insurance, Wellness Benefit & Financial Planning Tax Gross-Up	Payout of Accrued Paid-Time-Off
Peter Harris	$0	$11,003	$2,500	$3,450	$6,874	$0
Peter Van Handel	3,180	243	2,500	0	183	3,654
Bruce Edwards	4,629	1,613	2,500	3,500	2,640	6,346
Eric Nelson	1,295	0	2,500	3,500	2,305	24,522

(6)	Mr. Nelson left West Marine in April 2006. For Mr. Nelson, the amount reported as All Other Compensation also reflects severance benefits paid to Mr. Nelson in the amount of $207,692.

Pursuant to Mr. Harris’s employment agreement, Mr. Harris is entitled to receive an annual salary of $800,000, with annual increases following each annual review in accordance with company guidelines for pay increases. Mr. Harris also is eligible annually to receive a bonus with a target amount equal to 100% of his annual salary; the bonus will be increased or decreased depending upon whether West Marine achieves certain mutually agreed financial targets for the year. If the annual bonus exceeds 50% of his salary,

Mr. Harris will use such excess to purchase West Marine common stock in the open market. For more information about Mr. Harris’s employment agreement, see “Potential Post-Employment Payments” below.

Neither Mr. Van Handel nor Mr. Edwards has an employment agreement with West Marine, but they each have a “Termination Agreement” described below.

Grants of Plan-Based Awards in 2006

West Marine provides long-term incentives to the named executive officers through awards under the Equity Incentive Plan. The Equity Incentive Plan provides for various forms of equity-based incentive compensation with respect to West Marine’s common stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards and performance units and awards consisting of combinations of such incentives.

The following table sets forth information regarding stock options and restricted stock awards granted under the Equity Incentive Plan to the named executive officers during the fiscal year ended December 30, 2006:

Name	Grant Date	Date Approved(1)	Awards of Stock Options Under Equity Incentive Plan (#Sh)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Peter L. Harris(3)	—	—	0	—	—
Peter Van Handel	June 1, 2006	May 4, 2006	9,600	14.70	53,568
Bruce Edwards	June 1, 2006	May 4, 2006	22,800	14.70	127,224
Eric S. Nelson	—	—	0	—	—

(1)	The Governance and Compensation Committee met and approved the awards on May 4th, but made them effective and determined the exercise price as of June 1st.

(2)

Represents the fair market value of the stock option grant, as determined under SFAS123R. For a description of the methodology and assumptions used to determine the amounts recognized in the 2006 Financial Statements pursuant to SFAS 123R, see Note 3 to the 2006 Financial Statements.

(3)	The Governance and Compensation Committee initially approved an award of 75,000 stock options for Mr. Harris in May, but the award was never granted.

No executive officer received a grant of restricted stock in 2006. All stock options granted in fiscal year 2006 become vested in four equal installments of 25% of the total award, vesting on each anniversary of the grant date. The stock options are exercisable for a period of five years from the date of grant, provided that if the executive officer’s employment terminates earlier, then except as described below, the stock options will lapse (and become nonexercisable) immediately upon such event.

Notwithstanding the foregoing, if Mr. Harris’ employment is terminated without cause, or if he is constructively terminated prior to December 31, 2011, or within six months before or 12 months after a change in control of West Marine, then Mr. Harris continues to vest in any outstanding stock options for a period of 12 months and continues to be able to exercise such stock options for a period of 24 months after the termination of his employment.

Under their respective termination agreements, Mr. Edwards has the right for a period of 15 months, and Mr. Van Handel has the right for a period of nine months, following an adverse job change, to continue to exercise any stock options which were vested on the date of the adverse job change.

West Marine made no material modifications to any outstanding equity-based awards during the last fiscal year (e.g., repricing, extension of exercise periods, change of vesting or forfeiture conditions, or change or elimination of applicable performance criteria).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options and restricted stock awards held by the named executive officers and outstanding as of December 30, 2006:

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)
Peter L. Harris	360,000			24.6200	January 3, 2015	—		—

Peter Van Handel	0	9,600	(1)	14.7000	June 1, 2011
	3,000			16.5800	June 1, 2012	300	(2)	5,181
	4,000 2,400 3,840 336 120			29.7000 15.5400 16.1100 17.3030 4.3750	February 27, 2014 April 22, 2013 March 28, 2013 February 12, 2012 January 19, 2011

Bruce Edwards	0	22,800	(1)	14.7000	June 1, 2011
	32,000			16.5800	June 1, 2012	6,000	(2)	103,620
	19,000 19,000 15,600 9,120 6,000 2,000 345 3,370			29.7000 16.1100 17.3030 4.3750 8.4688 21.5000 27.7660 27.8750	February 27, 2014 March 28, 2013 February 12, 2012 January 19, 2011 March 2, 2010 January 28, 2008 February 26, 2007 January 27, 2007

Eric S. Nelson(3)	19,952 19,000 19,000 8,000 12,000			16.5800 29.7000 15.5400 16.1100 17.3030	June 1, 2012 February 27, 2014 April 22, 2013 March 28, 2013 February 12, 2012	—		—

(1)

All stock options granted in fiscal year 2006 become vested in four equal installments of 25% of the total award, vesting on each anniversary of the grant date. The stock options are exercisable for a period of five years from the date of grant, provided that if the executive officer’s employment terminates earlier, then, except as described below, the stock options will lapse (and become unexercisable) immediately upon such event.

(2)	Grant made in 2005 that vests in four equal installments, beginning on June 1, 2006. No executive officer received a grant of restricted stock in 2006.

(3)	Notwithstanding the original term of stock options granted to Mr. Nelson, pursuant to his separation agreement, all stock option awards not exercised on or before June 7, 2008 will be forfeited.

Option Exercises and Restricted Stock Vested

The following table sets forth information related to the exercise of stock options and the vesting of restricted stock during fiscal year 2006:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter L. Harris	—	—	—	—
Peter Van Handel(2)	—	—	100	1,485
Bruce Edwards(3)	—	—	2,000	29,700
Eric S. Nelson(4)	10,000	74,187	—	—

(1)	Based on a price per share of $14.8500 which was the closing share price of West Marine’s common stock on the Nasdaq Global Market on June 1, 2006, the date the stock vested.

(2)	Mr. Van Handel was awarded 400 restricted shares on June 1, 2005 with vesting to occur in four equal installments, on each anniversary of the grant date, from June 1, 2006 through June 1, 2009.

(3)	Mr. Edwards was awarded 8,000 restricted shares on June 1, 2005 with vesting to occur in four equal installments, on each anniversary of the grant date, from June 1, 2006 through June 1, 2009.

(4)

Mr. Nelson exercised 10,000 stock options on September 26, 2006, of which 6,000 had an exercise price of $8.4688 per share and the remaining 4,000 had an exercise price of $4.3750 per share. Mr. Nelson sold all 10,000 shares for $14.2500 per share.

Nonqualified Deferred Compensation

The following table sets forth information regarding deferrals, earnings and distributions under the West Marine Deferred Compensation Plan for fiscal year 2006 and the deferred compensation account balance as of December 30, 2006:

Name	Executive contributions in last fiscal year ($)*	Registrant contributions in last fiscal year ($)	Aggregate earnings in last fiscal year ($)	Aggregate withdrawls/ distributions ($)	Aggregate balance at December 30, 2006 ($)
Peter L. Harris	0	0	0	0	0
Peter Van Handel	28,300	0	11,848	0	115,955
Bruce Edwards	9,297	0	11,963	0	102,050
Eric S. Nelson	6,462	0	8,912	100,441	0

*	These amounts also are reported in the Salary and Bonus columns of the Summary Compensation Table.

Eligible associates may defer the receipt of up to 50% of base salary and up to 100% of bonus and other cash incentive compensation under the West Marine Deferred Compensation Plan. West Marine may elect to make matching contributions or other discretionary contributions to the Deferred Compensation Plan but has not done so to date. Amounts deferred under the Deferred Compensation Plan are credited with earnings at market rates, based upon the participant’s choice of investments. The participant may elect to change an investment choice at any time. In 2006, the reference funds for the investments earned the following rates of return:

West Marine, Inc.

Deferred Compensation Plan – 2006 Annual Returns

BlackRock Money Market	4.79%
Western Asset U.S. Government	1.27%
Neuberger Berman Real Estate	33.66%
Legg Mason Social Awareness	7.69%
Legg Mason Equity Index	15.40%
T. Rowe Price Large Cap Growth	8.32%
MFS Total Return	12.12%
Janus Aspen Worldwide Growth	17.94%
Harris Oakmark International	28.57%
BlackRock Aggressive Growth	4.95%
DWS Small Cap Index VIP	17.49%
Dreyfus Developing Leaders	3.77%

Amounts deferred generally may be withdrawn as of a particular date selected in advance by the participant, following the participant’s termination of employment or in the event the participant suffers a financial hardship.

Other Potential Post-Employment Payments

The following tables summarize the compensation and benefits each named executive officer would have been entitled to receive under his employment or severance agreements and the terms of the perquisites if his employment with West Marine had terminated as of December 30, 2006. The tables do not include amounts payable under the non-qualified deferred compensation plan, the 401(k) plan, or the employee benefit plans in which associates are eligible to participate on a non-discriminatory basis (e.g., stock purchase plan, group health, group term life, accidental death and disability and long-term disability).

Mr. Harris:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$1,200,000	—	$1,600,000	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care (2)	—	26,251	—	70,457	$26,251
Life insurance proceeds	—	—	—	—	1,500,000
Accrued vacation pay	$68,062	68,062	$68,062	68,062	68,062
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—

Total:	$68,062	$1,294,313	$68,062	$1,738,519	$1,594,313

(1)	Severance is paid in a lump sum.

(2)	Based upon current annual cost of $12,823 per year, adjusted for 11% annual increase in premiums and reduced to a present value using a 6% interest rate.

Mr. Van Handel:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$142,500	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	3,526	—	—	—
Life insurance proceeds	—	—	—	—	—
Accrued vacation pay	$6,022	6,022	$6,022	$6,022	$6,022
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—

Total:	$6,022	$152,048	$6,022	$6,022	$6,022

(1)	Severance is paid in substantially equal amounts over nine months.

Mr. Edwards:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination	For Cause Termination	Change in Control	Death
Compensation:
Base Salary (1)	—	$340,000	—	—	—
Short-term incentive (100% of base salary)	—	—	—	—	—
Stock option vesting	—	—	—	—	—
Restricted stock vesting	—	—	—	—	—
Benefits and Perquisites:
Post-termination health care	—	9,275	—	—	—
Life insurance proceeds	—	—	—	—	$750,000
Accrued vacation pay	$52,900	52,900	$52,900	$52,900	52,900
Other perquisites	—	—	—	—	—
Tax gross-up	—	—	—	—	—

Total:	$52,900	$402,175	$52,900	$52,900	$802,900

(1)	Severance is paid in substantially equal amounts over 12 months.

West Marine has agreed to pay Mr. Harris severance benefits in the event his employment is involuntarily terminated. If Mr. Harris’ employment is terminated without cause, or if he is constructively terminated prior to December 31, 2011, or within six months before or 12 months after a change in control of West Marine, then he will be entitled, respectively: (a) to receive a severance payment equal to 18 months of his base salary, to continue to vest in any outstanding stock options for a period of 18 months and to continue to exercise such stock options for a period of 24 months after the termination of his employment; or (b) to receive a severance payment equal to 24 months of his base salary, and to continue to exercise his stock options for a period of 60 months after the termination of his employment. In addition, if Mr. Harris’ employment is terminated without cause, or if he is constructively terminated, then Mr. Harris is entitled to receive a pro-rated bonus for the year in which his employment is terminated. Additionally, for (i) termination without cause or constructive termination, or (ii) termination due to a change in control of West Marine, Mr. Harris has agreed to remain a part-time employee of West Marine for a number of hours and type of services to be mutually determined and he will be entitled to participate in West Marine’s group health benefits for 24 or 60 months following the termination of his employment for the reasons indicated in (i) or (ii) above, respectively. If Mr. Harris’ employment as Chief Executive Officer is not terminated until on or after December 31, 2011, then upon his termination, West Marine will pay him a pro-rated bonus for the year in which his employment is terminated, and for a period of 60 months thereafter he will be entitled to participate in West Marine’s group health benefits and continue to vest in (and exercise) any stock options which were outstanding at the time he ceased to be the Chief Executive Officer.

If West Marine experiences a change of control during the term of Mr. Harris’ employment as Chief Executive Officer, all of his outstanding unvested stock options are fully vested and exercisable immediately prior to consummation of the change of control. A “change of control” means any transaction or series of related transactions that results in the direct or indirect transfer to one or more persons or entities of more than 50% of the aggregate voting power of all classes of equity securities of West Marine, except if such person or entity is (a) a subsidiary or parent of West Marine; (b) West Marine’s equity-based incentive compensation plan; or (c) an entity formed to hold West Marine’s common equity securities, provided the owners of such entity, on the date such entity became the holder of West Marine’s common equity securities, are comprised of substantially all of the equity owners of West Marine immediately prior to that date.

In the event of a change in control of West Marine, or if Mr. Harris’ employment terminates as a result of his death or disability, all of the stock options become fully vested. In addition, if Mr. Harris’ employment terminates as a result of his death or disability, his stock options will remain exercisable for two years after his termination of employment.

West Marine has agreed to pay Mr. Moran severance benefits in the event his employment is terminated. If Mr. Moran’s employment is terminated without cause or if his employment is constructively terminated, then in addition to accrued wages (such as base salary and accrued paid time off through the date of termination), he will be entitled to severance pay equal to six months of his base salary, payable over the six month period following the date of termination, and if the termination occurs during the second half of West Marine’s fiscal year, a pro-rated bonus for the year in which his employment is terminated. No severance benefits are payable if Mr. Moran’s employment is terminated voluntarily, as a result of his death or disability, or if West Marine terminates his employment for cause.

In April 2007, West Marine entered into an executive termination and compensation agreement with Mr. Van Handel that provides Mr. Van Handel with special rights if he is subjected to an adverse job change for reasons other than cause, death or disability. An adverse job change consists of a substantial reduction in Mr. Van Handel’s job responsibilities, title, position or full-time employment. Under the agreement, if the adverse job change occurred in the second half of the West Marine’s fiscal year, Mr. Van Handel will be entitled to a prorated bonus for the year that included the adverse job change. In addition, for a period of nine months following an adverse job change, Mr. Van Handel will be entitled to receive his base salary and group health insurance benefits, and he will be able to continue to exercise any stock options which were vested on the date of the adverse job change for a period of one year following the date thereof.

In September 2004, West Marine entered into an executive termination and compensation agreement with Mr. Edwards that provides Mr. Edwards with special rights if he is subjected to an adverse job change for reasons other than cause, death or disability. An adverse job change consists of a substantial reduction in Mr. Edwards’ job responsibilities, title, position or full-time employment. Under the agreement, if the adverse job change occurred in the second half of the West Marine’s fiscal year, Mr. Edwards will be entitled to a prorated bonus for the year that included the adverse job change. In addition, for a period of one year following an adverse job change, Mr. Edwards will be entitled to receive his base salary and group health insurance benefits, and he will be able to continue to exercise any stock options which were vested on the date of the adverse job change for a period of 15 months following the date thereof.

Effective April 7, 2006, Eric Nelson resigned his position as Chief Financial Officer. Under his executive termination and compensation agreement, Mr. Nelson was entitled to continue to receive his base salary (at an annual rate of $300,000) for a period of one year. In addition, for a period of one year, Mr. Nelson was entitled to group health insurance benefits, and he will be able to continue to exercise any stock options which were vested on the date of his termination for 15 months following his termination.

Director Compensation

The following table sets forth certain information for fiscal year 2006, concerning the cash and non-cash compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to or paid to, Mr. Repass, Mr. Eisenberg and directors who are not employees of the West Marine. Peter Harris does not receive any compensation for serving on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Randolph K. Repass	100,000	0	0	0	100,000
Geoffrey A. Eisenberg	26,000	14,000	13,530	951	54,481
Diane Greene(2)	27,125	8,000	0	0	35,125
David McComas	35,500	28,600	0	0	64,100
Alice Richter	43,000	28,600	0	950	72,550
Peter Roy	38,000	14,000	13,530	0	65,530
Daniel J. Sweeney, Ph.D.	41,000	28,600	0	0	69,600
William U. Westerfield	43,000	14,000	13,530	194	70,724

(1)

Represents the fair market value of the restricted stock award and the stock option grant, each as determined under SFAS 123R. For a description of the methodology and assumptions used to determine the amounts recognized in the 2006 Financial Statements pursuant to SFAS 123R, see Note 3 to the 2006 Financial Statements.

(2)

Reflects reimbursement for continuing education courses. Does not reflect value of benefits available on a nondiscriminatory basis to associates (e.g., health insurance and store discounts) or any reimbursements for travel or other out-of-pocket expenses reimbursed for travel to meetings or other matters incidental to their service as a West Marine director.

(3)	Ms. Greene resigned from the Board of Directors effective August 4, 2006.

The following table sets forth information regarding stock options and restricted stock awards held by West Marine directors other than Peter Harris and outstanding as of December 31, 3006:

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Nonexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Randolph K. Repass	—	—	—	—	—	—
Geoffrey A. Eisenberg	3,000 3,000 2,000 2,000 2,000 2,000 7,500	—	14.6100 17.2650 26.2800 16.7466 22.0000 6.0800 8.1250	May 4, 2011 May 11, 2012 May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011 July 27, 2010	410	7,081
Diane Greene**	—	—	—	—	—	—
David McComas	— 3,000 2,000 2,000 2,000 2,000 2,000 9,302 5,000 3,510	—	— 17.2650 26.2800 16.7466 22.0000 6.0800 8.6250 10.7500 20.0000 28.5000	— May 11, 2012 May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011 May 10, 2010 May 5, 1999 May 20, 1998 May 8, 1997	1,410	24,351
Alice Richter	—	—	—	—	1,410	24,351
Peter Roy	3,000 3,000 2,000 2,000 2,000 2,000	—	14.6100 17.2650 26.2800 16.7466 22.0000 6.0800	May 4, 2011 May 11, 2012 May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011	410	7,081
Daniel J. Sweeney, Ph.D.	— 2,000 2,000 2,000 2,000	—	— 26.2800 16.7466 22.0000 6.0800	— May 12, 2014 May 7, 2013 May 3, 2012 May 10, 2011	1,410	24,351
William U. Westerfield	3,000 2,000 2,000 2,000	—	14.6100 26.2800 16.7466 22.0000	May 4, 2011 May 12, 2014 May 7, 2013 May 3, 2012	410	7,081

**	The 3,000 stock options and the 410 shares of restricted stock granted to Ms. Greene on May 4, 2006 were not vested at the time of her resignation. Additionally, Ms. Greene decided to cancel previously granted and vested stock option awards granted as follows: 2,000 on May 12, 2004 at a price of $26.2800; and 3,000 on May 11, 2005 at a price of $17.2650. Such cancellation was voluntary and irrevocable, and Ms. Greene did not receive any consideration in connection with such cancellation.

Non-employee directors and Mr. Eisenberg are paid director fees of:

•	$2,000 for each Board meeting attended, payable on the meeting date;

•	$16,000 as an annual cash retainer, payable quarterly; and

•

$8,000 in the form of West Marine common stock and $6,000 of restricted stock granted under the Equity Incentive Plan, payable as of each annual meeting of stockholders. The $6,000 of restricted stock vests one year after the date it is granted.

In addition, following each annual meeting of stockholders, each non-employee director and Mr. Eisenberg, if nominated for re-election and so elected by stockholders, receives a grant of, at their election, either an option exercisable for 3,000 shares of common stock or 1,000 shares of restricted stock. However, following the first annual meeting at which a director is nominated for election and so elected by stockholders, such a director instead receives a grant of, at their election, either an option exercisable for 4,500 shares of common stock or an award of 1,500 shares of restricted stock. No nominees for the 2007 Annual Meeting of Stockholders are eligible for this enhanced grant. The options are granted with an exercise price equal to the fair market value of West Marine’s common stock on the grant date, and the options will become exercisable six months following the date of the award. All restricted shares vest one year after the grant date. The Board generally expects that directors will hold the shares received as restricted stock grants until such time as they leave the West Marine Board of Directors.

Ms. Richter, the Audit Committee Chair and designated as one of two audit committee financial experts under Securities and Exchange Commission rules, will continue to receive an additional annual retainer of $17,000, and Mr. Westerfield, the other Audit Committee member whom the Board also has designated as an audit committee financial expert, also will continue to receive an additional annual retainer of $17,000. The remaining member of the Audit Committee, Mr. Roy, will continue to receive an additional annual retainer of $12,000. The chairman of the Governance and Compensation Committee will continue to receive an additional annual retainer of $15,000, and each other member of the Governance and Compensation Committee will continue receive an additional annual retainer of $9,500.

All non-employee directors and Mr. Eisenberg will continue to be reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to their service on the Board of Directors. In addition, all directors will be reimbursed for Board continuing education course fees up to $5,000 per annum, provided that such courses are accredited by Institutional Shareholder Services.

Directors who are associates of West Marine do not receive any compensation for serving on the Board of Directors. However, in 2006, Mr. Eisenberg received the director compensation and reimbursements described above, but he did not receive any additional compensation or benefits (other than a de minimis 401(k) matching contribution) in his role as a part-time, on-call employee of West Marine, subject to the same contribution levels as our associates.

The Chairman of the Board of Directors of West Marine, Randolph K. Repass, had a base salary in fiscal year 2006 of $100,000. Mr. Repass currently holds 6,436,558 shares or approximately 29.8% of the outstanding common stock. Mr. Repass has not been granted any stock options since the initial public offering in 1993 and receives no bonus.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about West Marine’s equity compensation plans as of December 30, 2006. All outstanding awards relate to West Marine’s common stock.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans/arrangements approved by securityholders	3,138,202	(1)	$18.62	(1)	456,910	(2)
Equity compensation plans/arrangements not approved by securityholders	- 0 -		- 0 -		- 0 -

(1)	Pertains to stock options outstanding under the Equity Incentive Plan. Does not include 53,364 shares of restricted stock issued under the Equity Incentive Plan. Also does not include purchase rights accruing under the Associate Stock Buying Plan as the number of shares issuable and the exercise price under that plan will not be determinable until the end of the current offering period, April 30, 2007.

(2)	Includes 456,910 shares of common stock reserved for future issuance under the Equity Incentive Plan. Does not include 51,589 shares of common stock currently reserved for issuance under the Associates Stock Buying Plan.

Security Ownership of Management and Certain Beneficial Owners

The following table indicates, as to (i) each person who is known to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each named executive officer and (iv) all directors and executive officers as a group, the number of shares and percentage of common stock beneficially owned as of March 16, 2007. As of the close of business on March 16, 2007, there were outstanding 21,627,398 shares of common stock of West Marine.

	Amount and Nature of common stock Beneficially Owned as of March 16, 2007(1)
Beneficial Owner	Number of Shares		Percent
Randolph K. Repass (2)	6,436,558	(3)	29.8%
Peter L. Harris	360,000	(4)	1.7%
Thomas R. Moran	50,000	(4)	*
Peter Van Handel	23,801	(4)	*
Bruce Edwards	133,524	(4)	*
Eric Nelson	75,325	(4)	*
Geoffrey A. Eisenberg	481,436	(5)	2.2%
David McComas	44,106	(6)	*
Diane Greene	1,662	(6)	*
Alice M. Richter	5,892	(6)	*
Peter Roy	25,914	(6)	*
Daniel J. Sweeney	14,114	(6)	*
William U. Westerfield	12,914	(6)	*
All directors and executive officers as a group (13 persons)	7,665,246	(7)	35.4%
Franklin Resources, Inc	4,466,980	(8)	20.7%
Thales Fund Management, L.L.C.	2,618,545	(9)	12.1%
Dimensional Fund Advisors, LP.	1,744,600	(10)	8.1%

*	Less than one percent.

(1)	Except as otherwise noted, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	The address of Mr. Repass is 500 Westridge Drive, Watsonville, California 95076-4100.

(3)	Includes 254,600 shares held by Mr. Repass’ wife. Also includes 21,700 shares held by Mr. Repass’ minor son and 200,900 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting and dispositive power with respect to 6,181,958 shares and is deemed to have shared voting and dispositive power with respect to 254,600 shares. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation.

(4)	Includes stock options exercisable within 60 days to purchase shares as follows: Peter Harris, 360,000 shares; Thomas R. Moran, 50,000 shares; Peter Van Handel, 23,296; Bruce Edwards, 125,520; and Eric Nelson, 72,630 shares.

(5)	Includes stock options exercisable within 60 days to purchase 21,500 shares. Also includes 10,640 shares held by Mr. Eisenberg’s minor children.

(6)	Includes stock options exercisable within 60 days to purchase shares as follows: Diane Greene, 0 shares; David McComas, 30,812 shares; Alice M. Richter, 0 shares; Peter Roy, 14,000 shares; Daniel J. Sweeney, 8,000 shares; and William Westerfield, 9,000 shares.

(7)	Includes stock options exercisable within 60 days to purchase 714,758 shares.

(8)	The information contained in the table and these footnotes with respect to Franklin Resources, Inc. is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31,2006, to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over all of these shares and no shared voting power and (c) these shares are held by investment companies and institutional accounts which are advised by subsidiaries of Franklin Resources, Inc. pursuant to advisory contracts which grant to such subsidiaries all investment and voting power over these shares.

(9)	The information contained in the table and these footnotes with respect to Thales Fund Management, L.L.C. is based solely on a statement on Form 4 as filed March 19, 2007, Thales Fund Management, L.L.C. acts as Investment Manager, with full investment discretion, to Temujin Holding, Ltd and the securities reported on the Form 4 are directly owned by Temujin Holdings, Ltd and indirectly beneficially owned by the reporting person Thales Fund Management, L.L.C.

(10)	The information contained in the table and the footnotes with respect to Dimensional Fund Advisors, LP. Is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31, 2006, to the effect that (a) it (directly or indirectly) has shared dispositive power over all of these shares and (b) it has shared voting power over all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of West Marine common stock with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish West Marine with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports received by West Marine, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the period from January 1, 2006 to December 30, 2006, our executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a), except for a Form 4 for each of our seven independent directors (Geoff Eisenberg, Diane Greene, David McComas, Alice Richter, Peter Roy, Daniel Sweeney and William Westerfield) relating to their annual grant of equity awards on May 4, 2006, which were inadvertently filed late due to an administrative error. In addition, Thales Fund Management L.L.C., which beneficially owns more than 10% of West Marine’s common stock, filed two Forms 4 each reporting one transaction late and one Form 4 reporting three transactions late.

Certain Transactions

Since February 2002, West Marine has leased its store in Palo Alto, California from the FBO Trust, for which Randolph K. Repass is the trustee. Prior to that, West Marine leased its Palo Alto store directly from Randolph K. Repass. West Marine also leases its store in New Bedford, Massachusetts from a corporation of which Mr. Repass’ brother is the President and his father is a member of the board of directors and a major stockholder. In addition, West Marine leases its Watsonville Support Center and its stores in Santa Cruz, California and Braintree, Massachusetts from three partnerships. Mr. Repass is a general partner of each such partnership and, together with certain members of his family, owns substantially all of the partnership interests in such partnerships. Geoffrey A. Eisenberg, a non-management director, is a 7.5% limited partner in two of the partnerships. Pursuant to these leases, West Marine paid rent to Mr. Repass and such corporation and partnerships, as appropriate, during fiscal years 2006, 2005 and 2004 in the aggregate amount of approximately $1.7 million, $1.6 million and $1.6 million, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

Mr. Repass is a member of the board of directors and a stockholder of New England Ropes, Inc., a major supplier of West Marine. Mr. Repass’ brother is the President and his father is a member of the board of directors and a major stockholder of New England Ropes, Inc. West Marine’s cost of sales during fiscal years 2006, 2005 and 2004 included $9.4 million, $9.7 million and $10.0 million, respectively, related to purchases from this supplier. Accounts payable to New England Ropes, Inc. at fiscal year end 2006 and 2005 were $407,311 and $298,523, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

AMENDMENT TO ASSOCIATES STOCK BUYING PLAN

(Proposal No. 2)

The Governance and Compensation Committee has amended the Associates Stock Buying Plan, subject to approval by stockholders at the 2007 Annual Meeting.

Effective November 1, 1994, West Marine established the Associates Stock Buying Plan, pursuant to which an aggregate of 200,000 shares (after giving effect to the two-for-one stock split that occurred in July 1996) of West Marine’s common stock were reserved for issuance to eligible associates of West Marine. The Associates Stock Buying Plan was later amended in 1999, 2000 and 2002 to increase the number of shares reserved for issuance thereunder. In March 2007, West Marine amended the Associates Stock Buying Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares available for issuance thereunder by an additional 400,000 shares. Prior to this amendment, there were 51,589 shares of West Marine’s common stock reserved for issuance under the Associates Stock Buying Plan. If this proposal is approved, the total number of shares available for issuance under the plan will increase to 451,589. Set forth below is a summary of the principal features of the Associates Stock Buying Plan.

Purpose. The purpose of the Associates Stock Buying Plan is to promote the success and enhance the value of West Marine by providing eligible associates of West Marine and its participating subsidiaries with the opportunity to purchase common stock of West Marine through payroll deductions. The Associates Stock Buying Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility to Receive Awards. Associates of West Marine and participating subsidiaries, who have been employed as such for at least 60 consecutive days, are eligible to participate in the Associates Stock Buying Plan. However, if the associate owns, or has the right to acquire, 5% or more of the voting stock of West Marine or any subsidiary of West Marine, he or she is not eligible for the Associates Plan. Approximately 3,600 associates are currently eligible to participate in the Associates Stock Buying Plan.

Administration, Amendment and Termination. The Associates Stock Buying Plan is administered by a committee (the “Associates Plan Committee”) appointed by the Chief Executive Officer. The members of the Associates Plan Committee serve at the pleasure of the Chief Executive Officer and currently consist of West Marine’s Chief Financial Officer, Director of Human Resources and Stock Plan Administrator. A member of the Associates Plan Committee is not excluded from participating in the Associates Stock Buying Plan by virtue of such membership, but he or she can not, as a member of the Associates Plan Committee, act or pass upon any matters pertaining specifically to his or her own account under the Associates Stock Buying Plan. The Associates Plan Committee may delegate one or more of its functions to any one of its members or to any other person. Subject to the terms of the Associates Stock Buying Plan, the Associates Plan Committee has the discretionary authority to control and manage the operation and administration of the Associates Stock Buying Plan. The Associates Plan Committee may make rules, interpretations, and computations, and take any other actions to administer the Associates Stock Buying Plan that it considers appropriate to promote West Marine’s best interests, and for the benefit of all participants, to ensure that the Associates Stock Buying Plan remains qualified under Section 423 of the Internal Revenue Code. West Marine’s Board of Directors, in its sole discretion, may amend or terminate the Associates Stock Buying Plan at any time and for any reason.

Enrollment and Contributions. Eligible associates elect whether or not to enroll in the Associates Stock Buying Plan as of the first day of May or November of any year. The enrollment period is six months and eligible associates are re-enrolled automatically every six months; provided, however, that associates may cancel their enrollment at any time, in accordance with the terms of the Associates Stock Buying Plan. Associate contributions to the Associates Stock Buying Plan are made through payroll deductions. Participating associates may contribute (in whole percentages) from 1% to such maximum percentage, as determined by the Associates Plan Committee (not to exceed 15%), of compensation through payroll deductions, and may increase or decrease the contribution percentage as of the next May 1 or November 1 by submitting a new enrollment form. The Associates Plan Committee has currently set the maximum percentage that may be contributed at 10% of compensation. On the last business day of each October and April, the associate’s payroll deductions are used to purchase shares of West Marine’s common stock for the associate. The price of the shares purchased will be the lower of (i) 85% of the stock’s market value on the associate’s most recent enrollment date, or (ii) 85% of the stock’s market value on the purchase date. Shares purchased for the associates will be deposited into individual brokerage accounts established for each associate. Participation in the Associates Stock Buying Plan terminates when the associate’s employment with West Marine ceases for any reason, the associate withdraws or the Associates Stock Buying Plan is terminated or amended such that the associate no longer is eligible to participate. Prior to this amendment, there were 51,589 shares of West Marine’s common stock reserved for issuance under the Associates Stock Buying Plan, which would increase to 451,589 if this proposal is approved. The maximum aggregate purchases which an associate may make in a single calendar year is $25,000, based on the stock’s market price on the associate’s enrollment date.

Tax Aspects. The Associates Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. Based on management’s understanding of current federal income tax laws, the tax consequences of a purchase of shares of common stock under the Associates Stock Buying Plan are as follows: An associate will not have taxable income when the shares of common stock are purchased for that associate, but income taxes generally will be due when the associate sells or otherwise disposes of stock purchased through the Associates Stock Buying Plan. For shares that are not disposed of until more than 24 months after the enrollment date under which the shares were purchased, gain up to the amount of the discount from the market price of the stock on the enrollment date is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If the associate sells the stock for less than the purchase price after the 24-month holding period, the difference is a long-term capital loss. For shares sold within the 24-month holding period, the amount of discount received from the stock’s market price on the purchase date is taxed at ordinary income rates. An additional gain (or loss) over the stock’s market price on the purchase date is taxed to the stockholder as long-term or short- term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term, and under current capital gain rules, any such additional gain (or loss) would be a short-term gain (or loss). West Marine receives a deduction for federal income tax purposes for the ordinary income an associate must recognize when such associate disposes of stock purchased under the Associates Stock Buying Plan within the 24-month holding period. West Marine does not receive such a deduction for shares disposed of after the 24-month holding period.

New Plan Benefit. Benefits under the Associates Stock Buying Plan are not determinable because each participant may decide, within the Associates Stock Buying Plan limits, how much compensation to contribute to the Associates Stock Buying Plan and the share price will ultimately affect how many shares are purchased under the Associates Stock Buying Plan.

Required Vote. The affirmative vote of a majority of shares of West Marine’s common stock present in person or by proxy at the Annual Meeting and entitled to vote is required in order to approve the proposed amendment to the Associates Stock Buying Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

SELECTION OF INDEPENDENT AUDITORS

(Proposal No. 3)

The Audit Committee has selected, and approved the engagement of, Deloitte & Touche LLP, independent registered public accounting firm, as West Marine’s independent auditors for fiscal year 2007. Although stockholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for stockholders to ratify its selection. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the engagement of independent auditors will be reevaluated by the Audit Committee.

Ratification of the selection of Deloitte & Touche LLP shall be effective upon receiving the affirmative vote of the holders of a majority of the voting power of West Marine’s common stock present or represented by proxy and entitled to vote at the Annual Meeting.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

Other Matters

As of the date of this Proxy Statement, management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Annual Report on Form 10-K

We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, including the financial statements included therein. Copies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Stockholder Proposals

We anticipate that the 2008 Annual Meeting of Stockholders will be held in May 2008. Any stockholders who intend to present proposals at the 2008 Annual Meeting, and who wish to have such proposal included in the Proxy Statement for the 2008 Annual Meeting, must ensure that the Secretary of West Marine receives such proposals not later than December 3, 2007. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in our 2008 proxy materials. Proposals should be addressed to West Marine at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Secretary. Any stockholder proposals that a stockholder intends to present at the 2008 Annual Meeting, other than through the inclusion in the proxy materials, should be received at least 30 (but not more than 60) days prior to the scheduled date of the 2008 Annual Meeting. Any stockholder wishing to submit a proposal at the 2008 Annual Meeting should contact the Secretary of West Marine after March 1, 2008 to obtain the actual meeting date and proposal deadlines.

Cost of Solicitation

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by West Marine.

By Order of the Board of Directors

/s/ Pamela J. Fields
Pamela J. Fields, Esq. Secretary

Watsonville, California

April 12, 2007

ANNEX A

AMENDMENT TO ASSOCIATES STOCK BUYING PLAN

AMENDMENT NUMBER ONE

TO THE

WEST MARINE, INC.

ASSOCIATES STOCK BUYING PLAN

Pursuant to the power reserved to the Board of Directors of West Marine, Inc. (the “Company”) under Section 11 of the West Marine, Inc. Associates Stock Buying Plan, as amended and restated in March 2002 (the “Plan”), the Plan hereby is amended as follows:

1.

Subsection 3.1 of the Plan, entitled “Number Available,” shall be amended by replacing “1,000,000” with “1,400,000” and by replacing “800,000” with “1,000,000” in the first sentence therein, so that it reads in its entirety as follows:

A total of 1,400,000 shares of Common Stock are available for issuance pursuant to the Plan, which includes 1,000,000 shares of Common Stock that were previously reserved for issuance hereunder. Shares sold under the Plan may be newly issued shares or treasury shares.

2.

Section 3 of the Plan shall be amended by deleting subsection 3.2, entitled “Adjustments,” in its entirety and replacing it with the following new subsection 3.2:

3.2 Adjustments. IN THE EVENT OF ANY “EQUITY RESTRUCTURING,” AS DEFINED UNDER THE STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123(R), INCLUDING BUT NOT LIMITED TO A STOCK DIVIDEND, STOCK SPLIT, SPIN-OFF, RIGHTS OFFERING, RECAPITALIZATION THROUGH A NONRECURRING CASH DIVIDEND, SHARE COMBINATION, OR OTHER CHANGE IN THE CORPORATE STRUCTURE OF THE COMPANY AFFECTING THE SHARES SUCH THAT AN ADJUSTMENT IS APPROPRIATE IN ORDER TO PREVENT DILUTION OR ENLARGEMENT OF THE RIGHTS OF PARTICIPANTS UNDER THE PLAN, SUCH ADJUSTMENT SHALL BE MADE IN THE NUMBER AND/OR CLASS OF SHARES WHICH MAY BE DELIVERED UNDER THE PLAN, AND IN THE NUMBER AND/OR CLASS OF AND/OR PRICE OF SHARES AVAILABLE FOR PURCHASE UNDER THE PLAN AND IN THE MAXIMUM NUMBER

OF SHARES SUBJECT TO ANY OPTION UNDER THE PLAN, AS IS NECESSARY TO EQUALIZE AN AWARD’S VALUE BEFORE AND AFTER AN EQUITY RESTRUCTURING. IN THE EVENT OF ANY MERGER, REORGANIZATION, CONSOLIDATION, RECAPITALIZATION, SEPARATION, LIQUIDATION, OR OTHER CHANGE IN THE CORPORATE STRUCTURE OF THE COMPANY THAT DOES NOT CONSTITUTE SUCH AN EQUITY RESTRUCTURING, THE BOARD MAY MAKE SUCH ADJUSTMENT, IF ANY, AS IT DEEMS APPROPRIATE IN THE NUMBER AND/OR CLASS OF AND/OR PRICE OF SHARES AVAILABLE FOR PURCHASE UNDER THE PLAN AND IN THE MAXIMUM NUMBER OF SHARES SUBJECT TO ANY OPTION UNDER THE PLAN.

3.

This Amendment Number One to the Plan shall be effective as of May 1, 2007, provided however, that the first amendment of this Amendment Number One is subject to approval by the shareholders of the Company at the annual shareholder meeting of the Company to be held May 10, 2007.

ANNEX B

FORM OF PROXY

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Standard Time, on May 10, 2007.

Vote by Internet

•    Log on to the Internet and go to

www.investorvote.com

•    Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01 - Randolph K. Repass	☐	☐	02 - Peter L. Harris	☐	☐	03 -Geoffrey A. Eisenberg	☐	☐

	For	Withhold		For	Withhold		For	Withhold

04 - David McComas	☐	☐	05 - Alice M. Richter	☐	☐	06 - Peter Roy	☐	☐

	For	Withhold		For	Withhold

07 - Daniel J. Sweeney	☐	☐	08 - William U. Westerfield	☐	☐

2. To amend the West Marine, Inc. Associates Stock Buying Plan.	For ☐	Against ☐	Abstain ☐	3. To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending December 29, 2007.	For ☐	Against ☐	Abstain ☐

4. To transact such other business as may properly come before the Annual Meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your instructions to be executed. Date and Sign Below

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – West Marine, Inc.

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randolph K. Repass and Peter L. Harris, or any of them, each with power of substitution, as proxies of the undersigned, to attend the 2007 Annual Meeting of Stockholders of WEST MARINE, INC. to be held at the office of the company at 500 Westridge Drive, Watsonville, California, on May 10, 2007, at 10:30 A.M., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of all of the director nominees listed on the reverse side and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

(Continued and to be voted on reverse side.)